UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive officers) (Zip Code)

(844) 203-6092

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	WGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 8, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc. (“Merger Sub 1”), Wellpeek Merger Sub 2, LLC (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Peek Healthcare Technologies, Inc. (“Peek”), and the Stockholder Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), Merger Sub 1 will merge with and into Peek (the “First Merger”), with Peek continuing as the surviving entity and a wholly owned subsidiary of the Company. Immediately thereafter, Peek will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity. The Mergers, taken together, are intended to constitute an integrated plan and be treated as a “reorganization” for U.S. federal income tax purposes. The board of directors and officers of Merger Sub 2 existing as of the Effective Time will serve as the board of directors and officers of Merger Sub 2, as the ultimate surviving entity.

Peek is a pioneering digital prescription platform that seeks to transform how patients shop for medications by providing real-time pricing transparency to assist consumers with making more informed medication purchase decisions. Peek’s mission is to empower individuals with price transparency, innovative comparison tools, and seamless access to affordable prescriptions nationwide. Lumina Marketing, LLC, a Florida limited liability company (“Lumina Marketing”), and Lumina Therapeutics, LLC, a Delaware limited liability company (“Lumina Therapeutics” and, together with Lumina Marketing, the “Lumina Entities”) are affiliates of Peek and provide a range of consulting services to brand-name and specialty-lite drug manufacturers in the areas of market access, branding, and commercialization.

As a condition to and prior to the closing of the Mergers, Peek will acquire all of the assets of each of the Lumina Entities in exchange for newly issued shares of Class A Common Stock of Peek (the “Lumina Contribution Shares”). Following closing of the transactions contemplated by the Merger Agreement, the legacy Peek and Lumina Entity businesses will operate under a single, wholly-owned subsidiary of the Company.

At the effective time of the First Merger (the “First Effective Time”), the Lumina Contribution Shares that are issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive Closing Merger Consideration as follows:

●	A cash payment by the Company equal to $2,000,000, minus (i) the amount of Closing Indebtedness (as defined in the Merger Agreement), minus (ii) the amount of any unpaid Transaction Expenses (as defined in the Merger Agreement), plus (iii) the amount by which the Estimated Working Capital (as defined in the Merger Agreement) exceeds $150,000, or minus (iv) the amount by which the $150,000 exceeds the Estimated Working Capital; and
●	An unsecured promissory note made by the Company (the “Note”) in the principal amount of $6,000,000 bearing interest at the rate of 4.5%, compounding annually, and maturing on the third anniversary of the date such note is made.

Also at the First Effective Time, all shares of Class A Common Stock of Peek (other than the Lumina Contribution Shares) and all shares of Class B Common Stock of Peek (collectively, the “Specified Shares”) that are issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive 1,777,778 shares of Company common stock (the “Stock Consideration”) in Closing Merger Consideration as follows:

●	507,615 shares of Company common stock (the “Guaranteed Stock Consideration”); and
●	1,270,163 shares of Company common stock (the “Earn-Out Shares”), which shall be subject to forfeiture based on the Surviving Company’s ability to achieve the target aggregate revenue amount of $8,800,000 during the period commencing on the Closing Date and ending on December 31, 2027.

In order to preserve the intended U.S. federal income tax treatment of the Mergers, it is possible that all or a portion of the final payment under the Note may be made in the form of additional shares of Company common stock, depending on whether and the extent to which any Earn-Out Shares issued at the First Effective Time are forfeited pursuant to the terms of the Merger Agreement.

The consideration to be paid by the Company will be appropriately adjusted for any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock.

Peek stockholders who have not voted in favor of adopting the Merger Agreement and who perfect their appraisal rights under the Delaware General Corporation Law (the “DGCL”) are entitled to the rights granted by Section 262 of the DGCL in lieu of receiving the consideration described above.

Pursuant to the Merger Agreement, the Company’s Board resolved to recommend that the Company’s stockholders vote in favor of approval of the issuance of shares of the Company under the Merger Agreement. In this regard, the Company agreed to take all action reasonably necessary to obtain such approval as soon as reasonably practicable following execution of the Merger Agreement and receipt of a disclosure letter containing any limitations or qualifications to the representations and warranties made by Peek under the Merger Agreement. Peek is required to deliver the disclosure letter to the Company no later than April 22, 2025.

The Merger Agreement contains a number of representations, warranties, and covenants made by each of the Company, the Merger Subs, and Peek as of the date of the Merger Agreement or other specified dates. Certain representations and warranties are qualified by materiality and/or information provided in a disclosure letter delivered pursuant to the Merger Agreement.

The representations and warranties of the parties contained in the Merger Agreement generally survive until the eighteen (18) month anniversary of the closing date. However, certain representations and warranties made by Peek, including those with respect to Peek’s organization, standing, and power, capital structure, authority and brokers’ and finders’ fees (each, a “Fundamental Representation”) survive until the expiration of the applicable statute of limitations period plus sixty (60) days.

Except for losses arising out of any inaccuracy in or breach of a Fundamental Representation or a breach by Peek of a covenant, the Company shall be indemnified by Peek’s stockholders to the extent that the aggregate amount of the Company’s losses exceeds $80,000, provided that Peek’s stockholders are not responsible for making indemnification payments for such losses in an amount exceeding $800,000, except for losses by the Company resulting from fraud, intentional misrepresentation, or intentional misconduct. Peek’s stockholders shall indemnify the Company for an amount up to $8,000,000 for losses experienced by the Company arising out of any inaccuracy in or breach of a Fundamental Representation or a breach by Peek of a covenant. Except for losses by Peek stockholders resulting from fraud, intentional misrepresentation or intentional misconduct, Peek shall be indemnified by the Company for losses in an amount up to $800,000.

The Merger Agreement contains customary conditions to closing, including the following mutual conditions of the parties: (i) the Merger Agreement having been duly adopted by the vote of a majority of Peek’s stockholders; (ii) the Company having received the necessary approvals from its stockholders for the transactions contemplated by the Merger Agreement; (iii) the Company having received approval for the listing of additional shares of common stock on the Nasdaq Stock Market LLC for any shares of the Company’s common stock issuable under the Merger Agreement; (iv) no governmental entity having jurisdiction over any party to the Merger Agreement having enacted, issued, promulgated, enforced, or entered any laws or orders, that make illegal, enjoin, or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement; and (v) all consents, approvals and other authorizations of any governmental entity required to consummate the transactions contemplated by the Merger Agreement having been obtained.

The Company and Peek may terminate the Merger Agreement at any time prior to closing by mutual consent or to the extent that the transactions contemplated by the Merger Agreement are prohibited by law or a governmental authority has issued a final and non-appealable order restraining or enjoining the transactions contemplated by the Merger Agreement.

Each of the Company and Peek unilaterally may terminate the Merger Agreement if (i) such party is not in material breach of the Merger Agreement and the other party is in material breach of the Merger Agreement and such breach cannot be cured by September 30, 2025, or (ii) the conditions to closing have not been fulfilled by September 30, 2025, except to the extent that such conditions have not been fulfilled due to the failure of such party to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by such party prior to closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Promissory Note

On April 7, 2025, the Company issued a promissory note (the “Note”) to a related party, Sansur Associates, LLC (the “Lender”) in the principal amount of $500,000. Suren Ajjarapu, the Chairman of the Company’s board of directors, beneficially owns Sansur Associates, LLC. The Note bears interest at a rate equal to ten percent (10%) per annum, is unsecured, and matures on October 4, 2025. The Company may prepay any portion of the outstanding principal at any time without penalty.

The Note includes customary representations, warranties and covenants and sets forth certain events of default after which the outstanding principal may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Purchase Agreement and Registration Rights Agreement

On April 9, 2025, the Company entered into an equity purchase agreement (the “ELOC Purchase Agreement”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not the obligation, to direct the Investor to purchase up to $50,000,000 in shares of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Sales of the ELOC Shares, if any, are subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the approximately 24-month period commencing on the date of execution of the ELOC Purchase Agreement, unless the ELOC Purchase Agreement is earlier terminated pursuant to its terms.

The Investor has no right to require any sales by the Company, but is obligated to make purchases at the Company’s direction subject to certain conditions. Each purchase must involve an aggregate amount of shares of the Company’s common stock of at least $25,000 but not exceeding the lesser of (i) $3,000,000 or (ii) 200% of the average daily trading volume of the common stock during the three trading days immediately before the date the Company directs the Investor to purchase the shares of common stock (the “Put Notice Date”)

The purchase price to be paid by the Investor for the ELOC Shares will be the lesser of (i) ninety percent (90%) of the closing price of the Company’s common stock on the day immediately preceding the Put Notice Date and (ii) ninety percent (90%) of the average closing price of the Company’s common stock during the three trading days immediately after the Put Notice Date. There is no upper limit on the price per share that the Investor could be obligated to pay for the ELOC Shares.

Actual sales of ELOC Shares to the Investor from time to time will depend on a variety of factors, including, without limitation, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds that the Company may receive under the ELOC Purchase Agreement, if any, cannot be determined at this time, since the amount will depend on the frequency and prices at which the Company sells ELOC Shares to the Investor, the Company’s ability to meet the conditions of the ELOC Purchase Agreement, the other limitations, terms and conditions of the ELOC Purchase Agreement, and any impacts of the Beneficial Ownership Limitation (described below).

As consideration for the Investor’s execution and delivery of the ELOC Purchase Agreement, the Company issued to the Investor 152,000 shares of common stock as a commitment fee and paid $15,000.00 to the Investor’s legal counsel for the Investor’s expenses relating to the preparation of the ELOC Purchase Agreement.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

The Company must obtain stockholder approval to issue an aggregate number of shares of common stock to the Investor, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, the Company also entered a registration rights agreement with the Investor on April 9, 2025 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement for the resale by the Investor of a specified number of shares of the Company’s common stock issuable according to the ELOC Purchase Agreement. The Company agreed to file such registration statement within forty-five (45) days of the execution of the ELOC Purchase Agreement, and to file one or more additional registration statements if necessary.

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) twenty-four (24) months after the execution of the ELOC Purchase Agreement, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares issuable under the ELOC Purchase Agreement, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement.

Pursuant to the ELOC Purchase Agreement, as long as the ELOC Purchase Agreement is effective, the Company agreed not, without the prior written consent of the Investor, to enter into an agreement whereby the Company has the right to “put” its securities to an investor or underwriter over an agreed period of time and at an agreed price or price formula. Additionally, the Company agreed, without the prior written consent of the Investor, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) issues securities at a future determined price (a “Variable Rate Transaction”). Notwithstanding the foregoing, the Company may enter into Variable Rate Transaction in the event that the Company does not direct the Investor to purchase ELOC Shares within thirty (30) days of the date of the ELOC Purchase Agreement, if (i) the Company first provides a written first right of refusal to the Investor with respect to such Variable Rate Transaction along with a description of the terms of such transaction and (ii) the Investor does not agree to enter into such Variable Rate Transaction within five (5) trading days thereafter.

The foregoing descriptions of the ELOC Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the ELOC Agreement were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2025, Sajid Sayed informed the Company’s board of directors of his intent to resign as a director of the Company, effective immediately. Mr. Sayed’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.

Also on April 10, 2025, the Board appointed Michael L. Peterson to fill the vacancy created as a result of Mr. Sayed’s departure. Mr. Peterson qualifies as an independent director, as defined under the rules and regulations of the Nasdaq Stock Market, LLC, on which shares of the Company’s common stock trade. In connection with this appointment, the board of directors designated Mr. Peterson as the Chairman of the Board’s Audit Committee. Mr. Peterson will also serve as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.

Item 7.01. Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release announcing the execution of the Merger Agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section 18. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including an extensive discussion of these risks in the Annual Report on Form 10-K filed by the Company with the SEC on . Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated April 8, 2025, by and among Wellgistics Health, Inc., Wellpeek Merger Sub 1, Inc., Wellpeek Merger Sub 2, LLC, Peek Healthcare Technologies, Inc., and the Stockholder Representative
10.1	Promissory Note made by Wellgistics Health, Inc. dated April 4, 2025.
10.2	Equity Purchase Agreement by and between Wellgistics Health, Inc. and Hudson Global Ventures, LLC, dated April 9, 2025.
10.3	Registration Rights Agreement by and between Wellgistics Health, Inc. and Hudson Global Ventures, LLC, dated April 9, 2025.
99.1	Press Release by Wellgistics Health, Inc., dated April 10, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellgistics Health, Inc.

Dated: April 11, 2025	By:	/s/ Brian Norton
Brian Norton
Chief Executive Officer